UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant in its charter)

Maryland	20-8747899
(State of incorporation or organization)	( I.R.S. Employer Identification No.)

No. 588 Shiji Xi Avenue Xianyang, Shaanxi Province, The People’s Republic of China	712046
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed in connection with the listing of the common stock, par value $0.001 per share (the “Common Stock”), of Biostar Pharmaceuticals, Inc., a Maryland corporation (the “Registrant”) on The Nasdaq Stock Market LLC.

A description of the Registrant’s Common Stock is set forth under the caption “Description of Our Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-147363), initially filed on Form SB-2 with the Securities and Exchange Commission (the “Commission”) on November 14, 2007, as amended (“the Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Biostar Pharmaceuticals, Inc. (Registrant)

Date: April 21, 2010	By:	/s/ Elaine Zhao
Elaine Zhao Chief Financial Officer